                                                                   EXHIBIT 10.32





================================================================================


                                CREDIT AGREEMENT


                                      among


                          FPA MEDICAL MANAGEMENT, INC.


                               The Several Lenders
                        from Time to Time Parties Hereto


                          LEHMAN COMMERCIAL PAPER INC.,
                        as Arranger and Syndication Agent

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent


                            Dated as of June 30, 1997


================================================================================

                                                 TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1.  DEFINITIONS.........................................................................................  1
                   1.1  Defined Terms...........................................................................  1
                   1.2  Other Definitional Provisions........................................................... 20

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................................................... 20
                   2.1  Revolving Credit Commitments............................................................ 20
                   2.2  Procedure for Revolving Credit Borrowing................................................ 21
                   2.3  Term Loans.............................................................................. 21
                   2.4  Procedure for Term Loan Borrowing....................................................... 21
                   2.5  Repayment of Loans; Evidence of Debt.................................................... 22
                   2.6  Commitment Fee; Other Fees.............................................................. 23
                   2.7  Termination or Reduction of Revolving Credit
                           Commitments.......................................................................... 23
                   2.8  Optional Prepayments.................................................................... 23
                   2.9  Mandatory Prepayments and Commitment Reductions......................................... 24
                   2.10  Conversion and Continuation Options.................................................... 25
                   2.11  Minimum Amounts and Maximum Number of Eurodollar
                           Tranches............................................................................. 25
                   2.12  Interest Rates and Payment Dates....................................................... 26
                   2.13  Computation of Interest and Fees....................................................... 26
                   2.14  Inability to Determine Interest Rate................................................... 26
                   2.15  Pro Rata Treatment and Payments; Use of Proceeds....................................... 27
                   2.16  Illegality............................................................................. 28
                   2.17  Requirements of Law.................................................................... 28
                   2.18  Taxes.................................................................................. 29
                   2.19  Indemnity.............................................................................. 31
                   2.20  Change of Lending Office............................................................... 32

SECTION 3.  LETTER OF CREDIT.................................................................................... 32
                   3.1  L/C Commitment.......................................................................... 32
                   3.2  Procedure for Issuance of Letter of Credit.............................................. 32
                   3.3  Fees, Commissions and Other Charges..................................................... 33
                   3.4  L/C Participations...................................................................... 33
                   3.5  Reimbursement Obligation of the Borrower................................................ 34
                   3.6  Obligations Absolute.................................................................... 34
                   3.7  Letter of Credit Payments............................................................... 35
                   3.8  Applications............................................................................ 35

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 35
                   4.1  Financial Condition..................................................................... 35
                   4.2  No Change............................................................................... 36
                   4.3  Corporate Existence; Compliance with Law................................................ 36

                                                                                                               Page
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                   4.4  Corporate Power; Authorization; Enforceable Obligations................................. 36
                   4.5  No Legal Bar............................................................................ 37
                   4.6  No Material Litigation.................................................................. 37
                   4.7  No Default.............................................................................. 37
                   4.8  Ownership of Property; Liens; Real Property Interests................................... 37
                   4.9  Intellectual Property................................................................... 37
                   4.10  No Burdensome Restrictions............................................................. 38
                   4.11  Taxes.................................................................................. 38
                   4.12  Federal Regulations.................................................................... 38
                   4.13  ERISA.................................................................................. 38
                   4.14  Investment Company Act; Other Regulations.............................................. 39
                   4.15  Subsidiaries; Succession Agreements; Administrative
                           Services Agreements; Agreements with Payors.......................................... 39
                   4.16  Purpose of Loans....................................................................... 39
                   4.17  Environmental Matters.................................................................. 39
                   4.18  Accuracy of Information................................................................ 40
                   4.19  Security Documents..................................................................... 41
                   4.20  Solvency............................................................................... 41
                   4.21  Senior Indebtedness.................................................................... 41

SECTION 5.  CONDITIONS PRECEDENT................................................................................ 41
                   5.1  Conditions to Initial Extension of Credit............................................... 41
                   5.2  Conditions to Each Loan................................................................. 44

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................... 45
                   6.1  Financial Statements.................................................................... 45
                   6.2  Certificates; Other Information......................................................... 45
                   6.3  Payment of Obligations.................................................................. 46
                   6.4  Conduct of Business and Maintenance of Existence, etc................................... 46
                   6.5  Maintenance of Property; Insurance...................................................... 47
                   6.6  Inspection of Property; Books and Records; Discussions.................................. 47
                   6.7  Notices................................................................................. 47
                   6.8  Environmental Laws...................................................................... 48
                   6.9  Interest Rate Protection................................................................ 48
                   6.10  Further Assurances..................................................................... 48
                   6.11  Additional Collateral.................................................................. 48
                   6.12  Succession Agreements.................................................................. 49
                   6.13  Post-Closing Matters................................................................... 49

SECTION 7.  NEGATIVE COVENANTS.................................................................................. 50
                   7.1  Financial Condition Covenants........................................................... 50
                   7.2  Limitation on Indebtedness.............................................................. 51
                   7.3  Limitation on Liens..................................................................... 52

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                                                                                                               ----
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                   7.4  Limitation on Guarantee Obligations..................................................... 53
                   7.5  Limitation on Fundamental Changes....................................................... 53
                   7.6  Limitation on Sale of Assets............................................................ 54
                   7.7  Limitation on Restricted Payments....................................................... 54
                   7.8  Limitation on Capital Expenditures...................................................... 54
                   7.9  Limitation on Investments, Loans and Advances........................................... 55
                   7.10  Limitation on Optional Payments and Modifications of
                           Debt Instruments etc................................................................. 55
                   7.11  Limitation on Transactions with Affiliates............................................. 55
                   7.12  Limitation on Sales and Leasebacks..................................................... 55
                   7.13  Limitation on Changes in Fiscal Year................................................... 56
                   7.14  Limitation on Negative Pledge Clauses.................................................. 56
                   7.15  Limitation on Lines of Business........................................................ 56

SECTION 8.  EVENTS OF DEFAULT................................................................................... 56

SECTION 9.  THE AGENTS.......................................................................................... 59
                   9.1  Appointment............................................................................. 59
                   9.2  Delegation of Duties.................................................................... 59
                   9.3  Exculpatory Provisions.................................................................. 59
                   9.4  Reliance by Agents...................................................................... 60
                   9.5  Notice of Default....................................................................... 60
                   9.6  Non-Reliance on Agents and Other Lenders................................................ 61
                   9.7  Indemnification......................................................................... 61
                   9.8  Agents in Their Individual Capacities................................................... 61
                   9.9  Successor Agents........................................................................ 62

SECTION 10.  MISCELLANEOUS...................................................................................... 62
                   10.1  Amendments and Waivers................................................................. 62
                   10.2  Notices................................................................................ 63
                   10.3  No Waiver; Cumulative Remedies......................................................... 64
                   10.4  Survival............................................................................... 64
                   10.5  Payment of Expenses and Taxes.......................................................... 64
                   10.6  Successors and Assigns; Participations and Assignments................................. 65
                   10.7  Adjustments; Set-off................................................................... 68
                   10.8  Counterparts........................................................................... 68
                   10.9  Severability........................................................................... 68
                   10.10  Integration........................................................................... 68
                   10.11  GOVERNING LAW......................................................................... 69
                   10.12  Submission To Jurisdiction; Waivers................................................... 69
                   10.13  Acknowledgements...................................................................... 69
                   10.14  WAIVERS OF JURY TRIAL................................................................. 70
                   10.15  Confidentiality....................................................................... 70

ANNEXES



Annex I                    Pricing Grid
Annex II                   Term Loan Amortization Schedule

SCHEDULES

Schedule I                 Lenders, Notice Information and Commitments
Schedule 4.15(a)           Subsidiaries
Schedule 4.15(b)           Succession Agreements
Schedule 4.15(c)           Administrative Services Agreements
Schedule 4.15(d)           Payor Agreements
Schedule 6.13              Post-Closing Matters
Schedule 7.2(e)            Certain Indebtedness
Schedule 7.3(f)            Certain Liens
Schedule 7.4(a)            Certain Guarantee Obligations

EXHIBITS

Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Term Note
Exhibit B                  Form of Master Guarantee and Collateral Agreement
Exhibit C                  Form of Closing Certificate
Exhibit D-1                Form of Opinion of James A. Lebovitz, Esq.
Exhibit D-2                Form of Legal Opinion of Pillsbury Madison & Sutro LLP
Exhibit D-3                Matters to be Covered by Legal Opinions of Local Counsel
Exhibit D-4                Form of Legal Opinion of Foley, Lardner, Weissburg & Aronson
Exhibit E-1                Form of Consent and Acknowledgment (Administrative Services
                           Agreements)
Exhibit E-2                Form of Consent and Acknowledgment (Succession Agreements)
Exhibit F                  Form of Assignment and Acceptance
Exhibit G                  Exemption Certificate
Exhibit H-1                Form of Administrative Services Agreement
Exhibit H-2                Form of Administrative Services Agreement
Exhibit I                  Form of Succession Agreement

                  CREDIT AGREEMENT, dated as of June 30, 1997, among FPA MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as arranger and syndication agent (in such capacity, the "Arranger") and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders hereunder.


                              W I T N E S S E T H:


                  WHEREAS, the Borrower has requested the Lenders to make available credit facilities to provide financing for the repayment of certain existing indebtedness of the Borrower and its Subsidiaries and for working capital and general corporate purposes; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                   1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Adjustment Date": each date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, for the most recently completed fiscal period and (ii) the related compliance certificate required to be delivered pursuant to
         Section 6.2(b) with respect to such fiscal period; provided, that the Closing Date shall be deemed to be the first Adjustment Date, and determinations on the Closing Date shall be based upon the financial statements of the Borrower for the period ended March 31, 1997.

                 "Administrative Agent": Lehman Commercial Paper Inc., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and any of its respective successors in such capacity.

                  "Administrative Services Agreement": each Administrative Services Agreement listed in Schedule 4.15(c) in effect on the Closing Date, and each Administrative Services Agreement entered into after the Closing Date, in each case between an Affiliated Professional Corporation and the Borrower or one of its Subsidiaries (not an Affiliated Professional Corporation), each of which is substantially in the form of Exhibits H-1 or H-2.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Affiliated Professional Corporation": each professional corporation engaged in the practice of medicine that is affiliated with the Borrower through an Administrative Services Agreement to which such professional corporation and the Borrower or one of its Subsidiaries (not an Affiliated Professional Corporation) are parties.

                  "Agents": the collective reference to the Arranger and the Administrative Agent.

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, for each day from and after the first Adjustment Date, the applicable rate per annum set forth under the heading "Applicable Margin for Revolving Credit Loans" or "Applicable Margin for Term Loans", as the case may be on Annex I which corresponds to the Consolidated Leverage Ratio as determined from the financial statements and compliance certificate relating to the end of the fiscal period immediately preceding the most recent Adjustment Date; the Applicable Margin determined on each Adjustment Date will be adjusted on subsequent Adjustment Dates in accordance with Annex I; provided, that (a) the Applicable Margin in effect until the Adjustment Date relating to the financial statements for the period ending December 31, 1997 shall be the higher of (i) the Applicable Margin determined in accordance with Annex I and (ii) the Applicable Margin which corresponds to the Consolidated Leverage Ratio of > 3.50 to 1.00, and (b) in the event that the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to
         Section 6.2(b), are not delivered when due, then

                                  i) if such financial statements and compliance
                  certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

                                 ii) if such financial statements and compliance
                  certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                                iii) if such financial statements and compliance
                  certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and compliance certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be that applicable to the Consolidated Leverage Ratio of > 4.00 to
                  1.00 (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 8).

                  "Application": an application, in such form as the Issuing Lender may specify, requesting the Issuing Lender to issue the Letter of Credit.

                  "Asset Sale": any sale or other disposition by the Borrower or any of its Subsidiaries of any asset or assets of the Borrower or such Subsidiary (including any sale and leaseback of assets and any mortgage of real property); provided, that any sale of assets expressly permitted by clauses (a), (b), (c) or (d) of Section 7.6 shall not constitute an "Asset Sale" hereunder.

                  "Assignee":  as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

                  "Base CD Rate": the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day,

         (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime or base rate in effect at its principal office in New York
         City; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                 "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2 or 2.6 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in Section 4.17.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government,
         (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change of Control": a Change of Control shall be deemed to occur (a) if a "change of control" (as defined in the Convertible Debenture Indenture) shall occur; (b) if a "person" (including any syndicate or group deemed to be a "person" under Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 20% of the then outstanding voting stock of the Borrower; or (c) if the majority of the Board of Directors of the Borrower shall not be Continuing Directors of the Borrower. For purposes of this definition, "Continuing Directors" means, on any date,
         (i) individuals who on the date one year prior to such date were members of the Borrower's Board of Directors and (ii) any new Directors whose nomination for election by the Borrower's shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors on the date one year prior to such date or whose nomination for election was previously so approved.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Revolving Credit Commitment of such Lender and the Term Loan Commitment of such Lender.

                  "Commitment Fee Rate": for each day from and after the first Adjustment Date, the applicable rate per annum set forth under the heading "Commitment Fee Rate" on Annex I which corresponds to the Consolidated Leverage Ratio as determined from the financial statements and compliance certificate relating to the end of the fiscal period immediately preceding the most recent Adjustment Date; the Commitment Fee Rate determined on each Adjustment Date will be adjusted on subsequent Adjustment Dates in accordance with Annex I; provided, that
         (a) the Commitment Fee Rate in effect until the Adjustment Date relating to the financial statements for the period ending December 31, 1997 shall be the higher of (i) the Commitment Fee Rate determined in accordance with Annex I and (ii) the Commitment Fee Rate which corresponds to the Consolidated Leverage Ratio of > 3.50 to 1.00, and
         (b) in the event that the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 6.2(b), are not delivered when due, then

                                 (i) if such financial statements and compliance
                  certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (without giving effect to any applicable cure period) and the Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Commitment Fee Rate as so increased;

                                (ii) if such financial statements and compliance
                  certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Commitment Fee Rate shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                               (iii) if such financial statements and compliance
                  certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and compliance certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Commitment Fee Rate shall be that applicable to the Consolidated Leverage Ratio of > 4.00 to 1.00 (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 8).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                    "Confidential Information Memorandum": the Confidential Information Memorandum dated as of June, 1997 with respect to the Borrower and the credit facilities provided for herein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) if applicable, restructuring charges and write-off of goodwill and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) non-cash interest income,
         (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis; provided, that for purposes of calculating Consolidated EBITDA for the period of four consecutive fiscal quarters ending September 30, 1997, Consolidated EBITDA for such four consecutive fiscal quarters shall be deemed to be Consolidated EBITDA for the period from January 1, 1997 through September 30, 1997, multiplied by 4/3.

                 "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

               "Consolidated Interest Expense": for any period, total interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP; provided, that for purposes of calculating Consolidated Interest Expense for the period of four consecutive fiscal quarters ending September 30, 1997, Consolidated Interest Expense for such four consecutive fiscal quarters shall be deemed to be Consolidated Interest Expense for the period from January 1, 1997 through September 30, 1997, multiplied by 4/3.

               "Consolidated Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Total Debt as of such day to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended on such day.

               "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or combined with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

               "Consolidated Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity as of such date.

               "Consolidated Senior Debt": all Consolidated Total Debt other than Subordinated Debt.

               "Consolidated Senior Debt Ratio": as of the last day of any fiscal period, the ratio of (a) Consolidated Senior Debt as of such day to (b) Consolidated EBITDA for the four consecutive fiscal quarters ended on such day.

               "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Convertible Debenture Indenture": the Indenture, dated as of December 18, 1996, between the Borrower and First Union National Bank, as Trustee, pursuant to which the Convertible Debentures are outstanding.

               "Convertible Debentures": the Borrower's 6-1/2% Convertible Subordinated Debentures due 2001 in the initial aggregate principal amount of $80,500,000.

               "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

               "Eurodollar Tranche": the collective reference to Eurodollar Loans that are Term Loans or Revolving Credit Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

               "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "Existing Debt": (i) the indebtedness outstanding under the Foundation Note and (ii) the indebtedness outstanding under the Credit, Security, Guaranty and Pledge Agreement, dated as of January 29, 1996, as amended, among the Borrower, certain Subsidiaries of the Borrower, the lenders named therein and Banque Paribas, as agent.

               "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "Foundation Note": the secured consolidated promissory note of the Borrower dated November 29, 1996 in an amount, including principal and accrued interest through June 30, 1997, of $99,407,318.98.

               "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of Indebtedness of such Person whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, all current maturities in respect of the Loans. Contingent obligations in respect of the undrawn amount of the Letter of Credit shall not constitute Funded Debt.

               "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

               "Interest Period": with respect to any Eurodollar Loan:

                                  (a initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                  (b thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                i) if any Interest Period pertaining to a
                  Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                               ii) any Interest Period in respect of a Revolving
                  Credit Loan that would otherwise extend beyond the Revolving Credit Termination Date, or in respect of a Term Loan that would otherwise extend beyond the date final payment is due on the Term Loans, shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

                         iii) any Interest Period pertaining to a Eurodollar
                    Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                         iv) Any Interest Period commencing prior to the
                    Syndication Date shall be of one month's duration; and

                         v) the Borrower shall select Interest Periods so as not
                    to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                    "Interest Rate Protection Agreement": any interest rate
               protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any Subsidiary is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                    "Interest Rate Protection Agreement Obligation": in respect of any Person, the obligation of such Person under an Interest Rate Protection Agreement to make a payment to the counterparty thereto in the event of a termination event or similar occurrence thereunder.

                    "Issuing Lender": the Lender selected by the Borrower and
               the Arranger, with the approval of such Lender, to issue the Letter of Credit, in its capacity as issuer of the Letter of Credit.

                    "L/C Commitment": $30,000,000.

                    "L/C Fee Payment Date": the last day of each March, June,
               September and December and the last day of the Revolving Credit Commitment Period.

                    "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letter of Credit and (b) the aggregate amount of drawings under the Letter of Credit which have not then been reimbursed pursuant to Section 3.5.

                    "L/C Participants": the collective reference to all the
               Revolving Credit Lenders other than the Issuing Lender.

                    "Letter of Credit": as defined in Section 3.1(a).

                    "Lien": any mortgage, pledge, hypothecation, assignment,
               deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                    "Loan": any loan made by any Lender pursuant to this
               Agreement.

                    "Loan Documents": this Agreement, any Notes, the Application and the Security Documents.

                    "Loan Parties": the Borrower and each Subsidiary of the
               Borrower which is a party to a Loan Document.

                    "Majority Lenders": at any date, the holders of 50% or more of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate outstanding principal amount of the Revolving Credit Loans.

                    "Majority Revolving Credit Lenders": at any date, the
               holders of 75% or more of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate outstanding principal amount of the Revolving Credit Loans.

                    "Majority Term Loan Lenders": at any date, the holders of
               75% or more of the aggregate unpaid principal amount of the Term Loans and the aggregate undrawn Term Loan Commitments.

                    "Master Guarantee and Collateral Agreement": the Master
               Guarantee and Collateral Agreement, substantially in the form of Exhibit B, to be executed by the Borrower and its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

                    "Material Adverse Effect": a material adverse effect on (a)
               the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                    "Materials of Environmental Concern": any gasoline or
               petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any

               Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                    "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                    "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                    "Non-Excluded Taxes": as defined in Section 2.18(a).

                    "Non-U.S. Lender": as defined in Section 2.18(b).

                    "Notes": the collective reference to the Revolving Credit
               Notes and the Term Notes.

                    "Obligations": as defined in the Master Guarantee and
               Collateral Agreement.

                    "Participant": as defined in Section 10.6(b).

                    "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                    "Permitted Acquisitions": any acquisition by the Borrower or a Subsidiary of the Borrower of a corporation, partnership or other entity that is engaged in the physician practice management industry; provided that if (i) such acquisition is made for cash (including cash restructuring charges), or involves the issuance of indebtedness by the Borrower, in an amount for all such cash, cash restructuring charges and indebtedness in excess of $50,000,000, (ii) such acquisition is accounted for as a pooling-of-interests and the Borrower has assumed indebtedness in connection therewith in an amount in excess of $50,000,000 or (iii) such acquisition is accounted for as a pooling-of-interests and the aggregate value (including the amount of assumed indebtedness) of such acquisition is $100,000,000 or more, then, in each case described in the foregoing clauses (i), (ii) and (iii), the Borrower shall have obtained the consent of the Required Lenders (which consent shall not be unreasonably withheld) and provided further, that
               (x) the reasonable consent of the Required Lenders shall be required in all cases with respect to any form of note in connection with any acquisitions involving the issuance of indebtedness or assumption of indebtedness by the Borrower, (y) no principal payments in excess of $5,000,000 per year shall be due prior to the fourth anniversary of the Closing Date in connection with any indebtedness assumed in connection with any acquisitions and (z) if the aggregate value (including the amount of assumed indebtedness) of any acquisition accounted for as a pooling-of-interests is $50,000,000 or more, the Consolidated Leverage Ratio and Consolidated Senior Debt Ratio shall not be increased (calculated in each case to give pro forma effect to such acquisition as if such acquisition had occurred on the first day of the period of four consecutive fiscal quarters with respect to which Consolidated EBITDA is calculated for purposes of determining such Consolidated Leverage Ratio and Consolidated Senior Debt Ratio).

                    "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                    "Plan": at a particular time, any employee benefit plan
               which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                    "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                    "Projections": as defined in Section 6.2(c).

                    "Properties": as defined in Section 4.17.

                    "Recovery Event": any settlement of or payment in respect of a property or casualty insurance claim relating to any asset of the Borrower or any of its Subsidiaries.

                    "Register": as defined in Section 10.6(d).

                    "Regulation U": Regulation U of the Board of Governors of
               the Federal Reserve System as in effect from time to time.

                    "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under the Letter of Credit.

                    "Reinvestment Deferred Amount": with respect to any
               Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

                    "Reinvestment Event": any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                    "Reinvestment Notice": a written notice executed by a
               Responsible Officer of the Borrower to the Administrative Agent within 30 days of the Reinvestment Event to which it relates stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through another Subsidiary), in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to restore or replace the assets in respect of which such Recovery Event occurred within six months from the date of receipt of such Net Cash Proceeds (provided that if the affected assets constituted Collateral, such restored or replacement assets shall also constitute Collateral).

                    "Reinvestment Prepayment Amount": with respect to any
               Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore or replace the assets in respect of which a Recovery Event has occurred.

                    "Reinvestment Prepayment Date": with respect to any
               Reinvestment Event, the earliest of (a) the first date occurring after such Reinvestment Event on which an Event of Default shall have occurred, (b) the date occurring six months after such Reinvestment Event and (c) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore or replace the assets in respect of which a Recovery Event has occurred.

                    "Reorganization": with respect to any Multiemployer Plan,
               the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                    "Reportable Event": any of the events set forth in Section
               4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                    "Required Lenders": at any date, the holders of 66-2/3% or more of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate outstanding principal amount of the Revolving Credit Loans.

                    "Requirement of Law": as to any Person, the Certificate of
               Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Responsible Officer": the chief executive officer and the president of the Borrower or any executive vice president or senior vice president of the Borrower, or, with respect to financial matters, the chief financial officer of the Borrower.

                    "Revolving Credit Commitment": as to any Lender, the
               obligation of such Lender, if any, to make Revolving Credit Loans to and/or issue or participate in the Letter of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on
               Schedule I, as the same may be changed from time to time pursuant to the terms hereof.

                    "Revolving Credit Commitment Period": the period from and
               including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall have been terminated.

                    "Revolving Credit Lender": each Lender which has a Revolving
               Credit Commitment or which has made Revolving Credit Loans.

                    "Revolving Credit Loans": as defined in Section 2.1(a).

                    "Revolving Credit Note": as defined in Section 2.5(e).

                    "Revolving Credit Percentage": as to Revolving Credit Lender
               at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                    "Revolving Credit Termination Date": June 30, 2000.

                    "SEC Documents": collectively, the Borrower's Form 10-K-A
               for the period ended December 31, 1996, the Borrower's Form 10-Q for the fiscal quarter ended March 31, 1997, and the Borrower's Registration Statement on Form S-4 relating the AHI Healthcare Systems, Inc. merger.

                    "Security Documents": the collective reference to the Master
               Guarantee and Collateral Agreement and any other security agreement, pledge agreement, mortgage or other security instrument delivered to the Administrative Agent to provide security for, or guarantee, the Obligations, in each case as the same may from time to time be amended, supplemented or otherwise modified.

                    "Single Employer Plan": any Plan which is covered by Title
               IV of ERISA, but which is not a Multiemployer Plan.

                    "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition,
               (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                    "Subordinated Debt": the Convertible Debentures.

                    "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and shall include all Affiliated Professional Corporations.

                    "Succession Agreement": each Succession Agreement listed in
               Schedule 4.15(b) in effect on the Closing Date, and each Succession Agreement entered into after the Closing Date, in each case between a physician - shareholder of an Affiliated Professional Corporation and the Borrower or one of its Subsidiaries (not an Affiliated Professional Corporation), each of which is substantially in the form of Exhibit I.

                    "Syndication Date": the date on which the Arranger completes the syndication of the credit facilities made available pursuant to this Agreement and the entities selected in such syndication process become parties to this Agreement.

                    "Term Loan": as defined in Section 2.3.

                    "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule I.

                    "Term Loan Lender": each Lender which has a Term Loan
               Commitment or which has made a Term Loan.

                    "Term Loan Maturity Date": September 30, 2001.

                    "Term Loan Percentage": as to any Term Loan Lender at any
               time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                    "Term Note": as defined in Section 2.5(e).

                    "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                    "Tranche": the collective reference to Eurodollar Loans
               which are Revolving Credit Loans or Term Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                    "Transferee": as defined in Section 10.6(f).

                    "Type": as to any Loan, its nature as a Base Rate Loan or a
               Eurodollar Loan.

                    "Uniform Customs": the Uniform Customs and Practice for
               Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                    "Wholly Owned Subsidiary": as to any Person, any other
               Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

               1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower, at the funding office of the Administrative Agent specified by the Administrative Agent by notice to the Borrower and the Lenders, prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent will then make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                  2.3 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Term Loan Lender then in effect. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans, or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.10.

                  2.4 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Term Loans on the Closing Date and specifying (i) the amount to be borrowed, (ii) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iii) if the Term Loans are to be entirely or partly Eurodollar Loans, the amount of such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 11:00 A.M. on the Closing Date each Term Loan Lender shall make available to the Administrative Agent, at the funding office of the Administrative Agent specified by the Administrative Agent by notice to the Borrower and the Lenders, the amount of such Term Loan Lender's Term Loan in immediately available funds. The Administrative Agent shall on such date make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

                  2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the last day of the Revolving Credit Commitment Period (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and (ii) the principal amount of the Term Loans of such Term Loan Lender, in 17 consecutive quarterly installments, according to the amortization schedule set forth on Annex II, commencing on September 30, 1997 (or on such earlier date on which the then unpaid principal amount of the Term Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.12.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(g), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note") and/or (ii) a promissory note of the Borrower evidencing any Term Loan of such

Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Term Note").

                  2.6 Commitment Fee; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Arranger.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Administrative Agent and the Borrower.

                  2.7 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate outstanding principal amount of Revolving Credit Loans of all Revolving Credit Lenders would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent by the Borrower, specifying the date and amount of prepayment and whether the prepayment is of Term Loans, Revolving Credit Loans or a combination thereof, and of Eurodollar Loans, Base Rate Loans, or a combination thereof, and, if of a combination of either thereof, the amount allocable to each, provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the remaining installments of principal thereof in the inverse order of scheduled maturity. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.

                  2.9 Mandatory Prepayments and Commitment Reductions. (a) If any debt securities or instruments of the Borrower or any of its Subsidiaries shall be issued or sold or the Borrower or any of its Subsidiaries shall incur any Indebtedness (except any debt securities or instruments issued or any Indebtedness incurred in accordance with Section 7.2 as in effect on the Closing
Date) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (c) of this Section 2.9.

                  (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or from any Recovery Event (other than, if no Event of Default shall have occurred and be continuing, to the extent that such Net Cash Proceeds are to be used to restore or replace the assets in respect of which such Recovery Event occurred within six months from the date of such Recovery Event, as certified by a Responsible Officer of the Borrower pursuant to a Reinvestment Notice), such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (c) of this
Section 2.9; provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (c) of this Section 2.9.

                  (c) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.9 shall be applied to the prepayment of the Term Loans and to the permanent reduction of the Revolving Credit Commitments ratably in accordance with the outstanding principal amounts of Term Loans and amounts of the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Lenders exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace the outstanding Letter of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 2.9 shall be made, within each category of Loans to be prepaid as provided above, first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section 2.9 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. All prepayments of the Term Loans pursuant to this Section 2.9 shall be applied to the remaining installments of principal thereof in the inverse order of scheduled maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such a conversion and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to (i) the Revolving Credit Termination Date, with respect to the Revolving Credit Loans and (ii) the Term Loan Maturity Date, with respect to the Term Loans.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such a continuation or (ii) after the date that is one month prior to (A) the Revolving Credit Termination Date, with respect to the Revolving Credit Loans or (B) the Term Loan Maturity Date, with respect to the Term Loans, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  2.11 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) no more than 5 Eurodollar Tranches in respect of the Revolving Credit Loans shall be outstanding at any one time and (c) no more than 8 Eurodollar Tranches in respect of all Loans (including the Revolving Credit Loans) shall be outstanding at any one time.

                  2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.12 plus 2% and (y) in the case of any overdue interest, commitment fee or other amount, the rate applicable to Revolving Credit Loans which are Base Rate Loans plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 2.12 shall be payable from time to time on demand.

                  2.13 Computation of Interest and Fees. (a) Interest on Loans, commitment fees, letter of credit commissions, and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest

          Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.15 Pro Rata Treatment and Payments; Use of Proceeds. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2, in Dollars and in immediately available funds; provided that, notwithstanding the requirement that all payments be made without setoff or counterclaim, in the event that any bill by the Administrative Agent for interest, commitment fees or letter of credit commissions incorrectly states that the Borrower owes an amount greater than the amount actually due, the Borrower pays the amount shown on such bill, and such error is subsequently corrected by the Administrative Agent or determined as having been made by a court having jurisdiction pursuant to this Agreement, the Borrower may apply the amount of such overpayment toward future payments due from it hereunder, or recover the amount of such overpayment from the Administrative Agent or the Lenders, as the case may be, in the event that no further payments are due hereunder. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.16(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                  (c) The Borrower shall use the proceeds of the Loans only in the manner expressly contemplated by Section 4.16.

                  2.16 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

                  2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, the Letter of Credit, the Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in the Letter of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or in respect of the Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. Any such notification shall include an itemization in reasonable detail of such additional amounts claimed. A certificate as to any additional amounts payable pursuant to this Section 2.17 (accompanied by the itemization described in the preceding sentence) submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.18 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any other Loan Document) or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall make payments net of and after deduction for Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Non-U.S. Lender (as defined below) with respect to any Non-Excluded Taxes (i) that are attributable to such Non-U.S. Lender's failure to comply with the requirements of paragraph (b) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any Non-Excluded Taxes, incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure; provided that the Administrative Agent or any such Lender provides the Borrower with an itemization in reasonable detail in support of its request for indemnification hereunder. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8, or successor and related applicable forms, as the case may be; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit G (or such other form of statement as shall be reasonably requested by the Borrower or the Administrative Agent from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Form 1001, 4224, W-8, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with the applicable United States laws and regulations; unless, in any such case, any change in law or regulation has occurred subsequent to the date such lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this
Section 2.18(b).

                  2.19 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto; provided that each Lender requesting indemnification hereunder provide the Borrower with an itemization in reasonable detail in support of such request. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.19, accompanied by a reasonably detailed calculation of the basis for such claim, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.20 Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.16, 2.17 or 2.18 with respect to such Lender (or Transferee), it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.20 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender (or Transferee) pursuant to Section 2.16, 2.17 or 2.18.


                           SECTION 3. LETTER OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue a letter of credit (the "Letter of Credit") for the account of the Borrower as promptly as practicable after the Syndication Date in such form as may be approved by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue the Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the aggregate Available Revolving Credit Commitments would be less than zero. The Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support the obligations of Family First Medical Centers, Inc. under the Group Physician Service Agreement dated June 1, 1996, as amended, between PCA Family Health Plan, Inc. and Family First Medical Centers, Inc.,
(iii) expire no later than five Business Days prior to the Revolving Credit Termination Date and (iv) expire no later than 365 days after its date of issuance, provided that the Letter of Credit may provide for the renewal thereof at the election of the Borrower (in accordance with procedures to be established by the Issuing Lender) for additional 365-day periods (which shall not expire later than the Revolving Credit Termination Date).

                  (b) The Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower shall request that the Issuing Lender issue the Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein the Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of the Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of such Letter of Credit (including the amount thereof). On each L/C Fee Payment Date, the Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the aggregate face amount of the Letter of Credit outstanding on such date.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower agrees that it will pay a commission on the outstanding Letter of Credit at the rate equal to the Applicable Margin in effect for Revolving Credit Eurodollar Loans per annum of the face amount of such Letter of Credit, which will be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages, plus a fronting fee in a per annum percentage agreed to by the Borrower and the Issuing Lender, which will be payable for the account of the Issuing Lender; such commission and fronting fee will be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees and commissions, the Borrower agrees that it shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering the Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue the Letter of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under the Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each

L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under the Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under the Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under the Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under the Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.12(c).

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of the Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of the Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with the Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with the Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under the Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under the Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of the Application related to the Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letter of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower as at March 31, 1997 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to
(i) the borrowings under this Agreement contemplated to be made on the Closing Date and the use of proceeds thereof, (ii) the repayment of the

Existing Debt and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower as of March 31, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except for the absence of notes in the foregoing quarterly financial statements) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as disclosed in the SEC Documents, during the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996.

                  4.2 No Change. (a) Since December 31, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1996 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes in the case of the Borrower, and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party which is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party which is a party hereto or thereto enforceable against each such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the issuance of the Letter of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except Liens created pursuant to the Security Documents.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens; Real Property Interests. (a) Each of the Borrower and its Subsidiaries has a valid leasehold interest in all its real property and good title to, or a valid leasehold interest in all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  (b) Neither the Borrower nor any of its Subsidiaries owns any fee interest in any real property.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed, within the required filing periods (as modified by any extensions), and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries; Succession Agreements; Administrative Services Agreements; Agreements with Payors. (a) All Subsidiaries of the Borrower at the date hereof are listed in Schedule 4.15(a). Schedule 4.15(a) designates each Subsidiary which is an Affiliated Professional Corporation and lists the shareholders of each Subsidiary and the percentage ownership of each such shareholder.

                  (b) Schedule 4.15(b) lists each Succession Agreement in effect on the Closing Date.

                  (c) Schedule 4.15(c) lists each Administrative Services Agreement in effect on the Closing Date.

                  (d) Schedule 4.15(d) lists the material agreements with health maintenance organizations and other prepaid health insurance plans that have constituted more than 5% of the revenues of the Borrower and its Subsidiaries during the fiscal year ended December 31, 1996 or the two fiscal quarters ended June 30, 1997.

                  4.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower to repay the Existing Debt and for working capital and general corporate purposes in the ordinary course of business. The Letter of Credit shall be used to support the contractual obligations described in Section 3.1(a).

                  4.17 Environmental Matters. Except to the extent that all of the following, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (a) The Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

                  (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Parent, the Borrower or any of their Subsidiaries (the "Business"). Neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent, the Borrower or any of their Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                  4.18 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower and its Subsidiaries to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the SEC Documents, or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) Upon execution and delivery thereof by the parties thereto, the Master Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described therein are delivered to the Administrative Agent, such security interest shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

                  (b) Upon execution and delivery thereof by the parties thereto, the Master Guarantee and Collateral Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein (other than pledged stock described in paragraph (a) above). Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 3 to the Master Guarantee and Collateral Agreement or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Administrative Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

                  4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred hereunder will be and will continue to be, Solvent.

                  4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" within the meaning of the Convertible Debenture Indenture.


                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Loan requested to be made by it on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date (which Closing Date shall occur on or before July 31, 1997), of the following conditions precedent:

                  (a) Loan Documents. The Arranger shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of any Lender requesting Notes in accordance with Section 2.5(e), Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and, (iii) the Master Guarantee and Collateral Agreements, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Related Agreements. The Arranger shall have received, in form and substance satisfactory to it, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of (i) each Administrative Services Agreement in effect on the Closing Date, (ii) each Succession Agreement in effect on the Closing Date and
         (iii) the Convertible Debenture Indenture. The Arranger shall have received (in a form reasonably satisfactory to the Arranger), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of each other document or instrument as may be reasonably requested by the Arranger, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which the Borrower or any Subsidiary may be a party.

                  (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, which Pro Forma Balance Sheet shall be in form and substance reasonably satisfactory to the Lenders and (ii) reasonably satisfactory unaudited interim consolidated financial statements of the Borrower for each fiscal quarter of the Borrower ended in the 1997 fiscal year of the Borrower as to which such financial statements are available prior to the Closing Date, and such financial statements shall not reflect any material adverse change in the consolidated financial condition of the Borrower as reflected in the financial statements previously delivered to the Lenders.

                  (d) Approvals. All governmental and third party approvals necessary or advisable in connection with the transactions contemplated hereby and the continuing operations of the Borrower shall have been obtained and be in full force and effect.

                  (e) Business Plan. The Lenders shall have received a detailed business plan of the Borrower for fiscal years 1997 - 2002 and a written analysis of the business and prospects of the Borrower for the period from the Closing Date through the final maturity of the Term Loans, each in a form and level of detail reasonably satisfactory to the Arranger.

                  (f) Lien Searches. The Arranger shall have received the results of a recent lien search in each of the relevant jurisdictions where assets of the Borrower and its Subsidiaries are located, and such search shall reveal no liens on any of the assets of the Borrower and its Subsidiaries except for liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Arranger.

                  (g) Pending Permitted Acquisitions. All acquisitions by the Borrower of any entity occurring during the period between May 29, 1997 and the Closing Date or pending on the Closing Date shall be (i) Permitted Acquisitions and shall not violate any requirements set forth in the definition of such term herein and (ii) on terms and conditions satisfactory to the Lenders pursuant to reasonably satisfactory documentation.

                  (h) Repayment of Existing Debt. The Existing Debt shall be repaid in full, and all Liens in connection therewith shall be released, on or before the Closing Date.

                  (i) Closing Certificate. The Arranger shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (j) Corporate Proceedings of Loan Parties. The Arranger shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors or other governing body of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, and (ii) in the case of the Borrower, the borrowings contemplated hereunder.

                  (k) Fees. The Arranger shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date.

                  (l) Legal Opinions. The Arranger shall have received, with a counterpart for each Lender, the following executed legal opinions:

                         (i) the executed legal opinion of James A. Lebovitz,
                    Senior Vice President and General Counsel of the Borrower, substantially in the form of Exhibit D-1;

                                (ii) the executed legal opinion of Pillsbury
                  Madison & Sutro LLP, counsel to the Loan Parties, substantially in the form of Exhibit D-2;

                               (iii) the executed legal opinion of counsel to
                  the Loan Parties in Texas, Arizona and Florida, in each case covering the matters set forth in Exhibit D-3 and in form and substance satisfactory to the Arranger; and

                                (iv) the executed legal opinion of Foley,
                  Lardner, Weissburg & Aronson, special California counsel to the Loan Parties in respect of health care matters, substantially in the form of Exhibit D-4.

         Each such legal opinion shall be in form and substance satisfactory to the Lenders and shall cover such matters incident to the transactions contemplated by this Agreement as the Arranger may reasonably require.

                  (m) Review of Regulatory Issues. The Arranger shall have received a satisfactory report from Epstein Becker & Green, P.C., special counsel to the Arranger in respect of health care regulatory matters, in respect of the regulatory status and compliance of the Borrower and its Subsidiaries.


                  (n) Pledged Stock; Stock Powers. The Arranger shall have received the certificates representing the shares pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Master Guarantee and Collateral Agreement or under law or reasonably requested by the Arranger to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                  (p) Consents and Acknowledgments. The Arranger shall have received a Consent and Acknowledgment, substantially in the form of Exhibit E-1 or E-2, as the case may be, from each party to an Administrative Services Agreement or Succession Agreement which is not a Loan Party.

                  5.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

                  (c) Additional Matters. All proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder and the issuance of the Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or Loan or the Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except with respect to Section 6.1 and 6.2) shall cause each of its Subsidiaries to:

                  6.1  Financial Statements.  Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

                  6.2  Certificates; Other Information.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of all reports or written communications from such independent certified public accountants with regard to the internal financial controls and systems of the Borrower;

                  (b) concurrently with the delivery of any financial statement pursuant to Section 6.1, (y) a certificate of a Responsible Officer of the Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of Section
         6.11 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (z) in the case of quarterly or annual financial statements, a certificate containing all information reasonably necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement (including but not limited to calculations demonstrating compliance with Sections 2.10 and 7.1) as of the last day of such fiscal quarter or fiscal year, as the case may be;

                  (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a projected consolidated balance sheet of the Borrower as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the

         Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) promptly upon execution of the same, copies of each definitive purchase agreement in connection with a Permitted Acquisition (including copies of financial statements giving pro forma effect to each such Permitted Acquisition);

                  (e) within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4  Conduct of Business and Maintenance of Existence, etc.
(a) Continue to engage in business of the same general type as now conducted by it, (b) preserve, renew and keep in full force and effect its existence and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted pursuant to Section 7.5 and except, in the case of clause (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations (including, without limitation, the Administrative Services Agreements) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (provided that the Borrower may maintain self insurance in reasonable amounts consistent with industry standards for similarly-situated companies); and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice, but in no event less than two days' prior written notice from the Administrative Agent to the Borrower, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with senior officers of the Borrower and their Subsidiaries and with its independent certified public accountants. Any information obtained by any Lender pursuant to this Section 6.6 shall be subject to the provisions of Section 10.15.

                  6.7 Notices. Promptly give notice to the Administrative Agent of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 180 days after the Closing Date, enter into Interest Rate Protection Agreements providing interest rate protection with respect to an amount at least equal to the amount of the Term Loans for a period, and at an interest rate, reasonably satisfactory to the Arranger.

                  6.10 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  6.11 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assets described in paragraph
(b) of this subsection and (y) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions deemed reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to each Person that becomes an Affiliated Professional Corporation after the date hereof, promptly obtain (i) a Consent and Acknowledgement, substantially in the form of Exhibit E-1, duly executed by such Affiliated Professional Corporation and the Borrower or its Subsidiary, as the case may be, which is a party to the Administrative Services Agreement with such Affiliated Professional Corporation and (ii) a Consent and Acknowledgement, substantially in the form of Exhibit E-2, duly executed by such Affiliated Professional Corporation and each shareholder thereof.

                  6.12 Succession Agreements. Obtain and maintain in full force and effect Succession Agreements between each Affiliated Professional Corporation (other than any Affiliated Professional Corporation that is providing an immaterial amount of revenue to the Borrower) and all physician-shareholders of the Affiliated Professional Corporations, substantially in the form of Exhibit I.

                  6.13 Post-Closing Matters. Within five Business Days following the Closing Date, accomplish the tasks set forth on Schedule 6.13 to the satisfaction of the Administrative Agent in its sole discretion.

                          SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or Loan or the Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1  Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter ending during any fiscal year set forth below to exceed the ratio set forth below opposite such fiscal year:

                                                                              52

                                             Consolidated
         Fiscal Year                        Leverage Ratio
         -----------                        --------------
                  1997                       4.00 to 1.00
                  1998                       3.75 to 1.00
                  1999                      3.625 to 1.00
          2000 and thereafter                3.50 to 1.00


                  (b) Maintenance of Net Worth. Permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower ending during any fiscal year set forth below to be less than the amount set forth below opposite such fiscal year:

                                                    Consolidated
         Fiscal Year                                  Net Worth
         -----------                                -------------
                    1997                             $130,000,000
                    1998                             $150,000,000
           1999 and thereafter                       $175,000,000


                  (c) Consolidated Senior Debt Ratio. Permit the Consolidated Senior Debt Ratio for any period of four consecutive final quarters ending during any fiscal year set forth below to exceed the ratio set forth below opposite such fiscal year:


                                               Consolidated
          Fiscal Year                        Senior Debt Ratio
          -----------                        -----------------
                  1997                          2.75 to 1.0
                  1998                          2.50 to 1.0
           1999 and thereafter                  2.25 to 1.0


                  (d) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any fiscal year set forth below to be less than the ratio set forth below opposite such fiscal year:

                                               Consolidated
                                             Interest Coverage
         Fiscal Year                               Ratio
         -----------                         -----------------
                  1997                          3.00 to 1.0
                  1998                          3.25 to 1.0
                  1999                          3.50 to 1.0
           2000 and thereafter                  3.75 to 1.0

In the event of any Permitted Acquisition accounted for as a pooling-of-interests, any change in the consolidated financial statements of the Borrower and its Subsidiaries resulting from such Permitted Acquisition and the related pooling-of-interests accounting will be given only prospective effect for purposes of determining compliance with the covenants contained in this
Section 7.1.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)  Indebtedness of the Borrower under the Loan Documents;

                  (b) Indebtedness of the Borrower to a Subsidiary that is a party to the Master Guarantee and Collateral Agreement and of a Subsidiary that is a party to the Master Guarantee and Collateral Agreement to the Borrower or any other Subsidiary that is a party to the Master Guarantee and Collateral Agreement;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $5,000,000 at any time outstanding;

                  (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof as the result of a Permitted Acquisition, provided that (i) such indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

                  (e) the Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and reflected on Schedule 7.2(e), and refundings or refinancings thereof, provided that no such refunding or refinancing shall shorten the maturity or increase the principal amount of the original Indebtedness and provided further that any Indebtedness reflected on Schedule 7.2(e) which is Existing Debt shall have been repaid on the Closing Date;

                  (f) Indebtedness in respect of the Interest Rate Agreements required by Section 6.9;

                  (g)  Guarantee Obligations permitted by subsection 7.4;

                  (h) Subordinated Debt outstanding on the date hereof and reflected on Schedule 7.2(e);

                  (i) additional Indebtedness of the Borrower or any Subsidiary that is a party to the Master Guarantee and Collateral Agreement not exceeding $5,000,000 in aggregate principal amount at any one time outstanding; and

                  (j) Indebtedness of the Borrower owing to sellers of assets acquired in Permitted Acquisitions that constitutes part of the consideration for such Permitted Acquisitions not exceeding $15,000,000 in aggregate principal amount at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (h)  Liens created pursuant to the Security Documents; and

                  (i) Liens of landlords arising by operation of law, and Liens of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business, to the extent the provisions of such leases relating to such Liens are standard and customary in the relevant market.

                  7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4(a);

                  (b) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

                  (c)  Guarantee Obligations in respect of the Letter of Credit.

                  7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Wholly Owned Subsidiary of the Borrower may be merged or combined with or into the Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any other Wholly Owned Subsidiary of the Borrower; and

                  (c) if any Requirement of Law requires that any Affiliated Professional Corporation merge with, or transfer assets to, a Subsidiary of the Borrower, such transaction may occur with the consent of the Majority Lenders (not to be unreasonably withheld).

                  7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business having a fair market value not to exceed, in the aggregate, $1,000,000 in any period of twelve consecutive months;

                  (b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $1,000,000;

                  (c) the sale of inventory in the ordinary course of business; and

                  (d) as permitted by Section 7.5(b).

                  7.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary of the Borrower.

                  7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year:

                  Fiscal Year                                 Amount
                  -----------                                 ------
                  1997                                        $15,000,000
                  1998                                        $20,000,000
                  1999                                        $25,000,000
                  2000                                        $25,000,000
                  2001                                        $25,000,000

Up to 25% of the amount permitted to be expended pursuant to the foregoing provisions of this Section 7.8 in any fiscal year and not so expended may be carried over for expenditure in the subsequent fiscal year.

                  7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) Permitted Acquisitions involving an aggregate cost (including cash, indebtedness incurred or assumed, stock issued, property transferred and cash restructuring charges) not exceeding $50,000,000 during the period from the Closing Date through December 31, 1997, $100,000,000 during fiscal year 1998 and $150,000,000 during any fiscal year thereafter;

                  (d) loans and advances to employees of the Borrower or a Subsidiary for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding; and

                  (e) investments by the Borrower in a Wholly Owned Subsidiary and investments by any Wholly Owned Subsidiary in the Borrower and in other Wholly Owned Subsidiaries.

                  7.10 Limitation on Optional Payments and Modifications of Debt Instruments etc. (a) Make any optional payment or prepayment on or redemption or purchase of any material Indebtedness (other than the Loans) or preferred stock, including, without limitation, the Subordinated Debt or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness, including but not limited to the Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest or dividends thereon).

                  7.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Agreement, (b) is in the ordinary course of business of the Borrower or such Subsidiary, (c) is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31.

                  7.14 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents or (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the physician practice management business or businesses which are directly related thereto.


                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 of this Agreement or Section 5.5 of the Master Guarantee and Collateral Agreement; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower or other Loan Party, as applicable, from the Administrative Agent or the Majority Lenders; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation was created; or (ii) default in making any payment of any interest on any such Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness, Guarantee Obligation or Interest Rate Protection Agreement Obligation (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness or Interest Rate Protection Agreement Obligation to become due prior to its stated maturity or any such Guarantee Obligation to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations and/or Interest Rate Protection Agreement Obligations of the Borrower and its Subsidiaries the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, a Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, a Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j)  A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letter of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letter of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. If with respect to the Letter of Credit presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of the Letter of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under the Letter of Credit, and the unused portion thereof after the Letter of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After the Letter of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  9.8 Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued to or participated in by it, and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, respectively, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent in such capacity, which successor agent, so long as no Default or Event of Default shall have occurred and be continuing, shall have been approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the terms "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's or rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Majority Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Majority Lenders, the Administrative Agent, the Arranger and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent and the Arranger, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount or extend the final scheduled date of maturity of any Loan, or reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender directly affected thereby, (ii) extend the scheduled date of any amortization payment in respect of the Term Loans referred to in Section 2.5 without the consent of each Lender affected thereby, (iii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definitions of Majority Lenders or Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or any material guarantee of the Obligations, or increase the aggregate amount of the Commitments hereunder, in each case without the written consent of all the Lenders, (iv) reduce the percentage specified in the definition of Majority Term Loan Lenders or Majority Revolving Credit Lenders without the written consent of all Term Loan Lenders, or all Revolving Credit Lenders, as the case may be, (v) amend, modify or waive any provision of Section 2.9 without the consent of the Majority Term Loan Lenders and the Majority Revolving Credit Lenders, or (vi) amend, modify or waive any provision of Section 10 without the written consent of the Agents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Arranger, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:     FPA Medical Management, Inc.
                           3636 Nobel Drive, Suite 200
                           San Diego, California  92122
                           Attention: Chief Financial Officer and Secretary
                           Telecopy: (619) 453-1941
                           Telephone: (619) 453-1000

         The Administrative:        Lehman Commercial Paper Inc.
           Agent                    3 World Financial Center
                                    New York, New York 10285
                                    Attention:  Michele Swanson
                                    Telecopy:  (212) 528-0819
                                    Telephone:  (212) 526-0330

         The Arranger:              Lehman Commercial Paper Inc.
                                    3 World Financial Center
                                    New York, New York 10285
                                    Attention:  Michele Swanson
                                    Telecopy:  (212) 528-0819
                                    Telephone:  (212) 526-0330

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.7, 2.8, 2.10 or 2.14 shall not be effective until received. Any notice or delivery to or from or consent required of the Borrower hereunder or pursuant to any other Loan Document may be made to or by the Borrower.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents, (b) to pay or reimburse each Lender and the Agents for all their out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and counsel to the Agents, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agents and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans or Letter of Credit hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or funds that regularly invest in loans and/or loan participations or, with the consent of the Borrower, the Arranger and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), any other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent is in respect of any issues requiring the approval of 100% of the Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower, the Arranger and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by Lehman Commercial Paper Inc. for a period of 180 days following the Closing Date and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans or Term Loan Commitments), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement, the Letters of Credit and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes). Such assignment need not be ratable as among any Term Loan Commitments and Revolving Credit Commitments and/or Revolving Credit Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (g) of this Section 10.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing. Any assignment which, pursuant to any of the foregoing provisions of this Section 10.6(c) does not require the consent of the Borrower, may not be made to any entity that is substantially engaged in the health care business.

                  (d) A Note and the obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation(s) evidenced thereby on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such obligation(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such obligation(s), accompanied by an Assignment and Acceptance duly executed by the holder of such Note(s), and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Notes(s) shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.6(d).

                  (e) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the registered owners of the obligation(s) evidenced by the Note(s). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan or the obligation evidenced by a Note recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent and the Arranger) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or Term Loan, as the case may be, assumed by it pursuant to such

Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and/or Term Loan, as the case may be, upon request, a new Revolving Credit Note and/or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and/or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                  (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee which agrees to be bound by the provisions of Section 10.15 as if such prospective Transferee were a Lender, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (h) Nothing herein shall prohibit or restrict any Lender from
(i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) with the prior consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed or conditioned), pledging its rights in connection with any Loan or Note to any other Person.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating (or, at the option of such Lender, a direct) interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to or the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by or the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of or the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender, or (except as set forth in the Commitment Letter dated May 29, 1997 between the Borrower and the Arranger, and the Syndication Letter Agreement, dated June 30, 1997, between the Borrower and the Arranger) by the Borrower, relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, and the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Agent or any Lender from disclosing any such information (a) to the any Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective

Transferee which agrees to comply with the provisions of this Section 10.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15 or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       FPA MEDICAL MANAGEMENT, INC.


                                       By:  ____________________________________
                                            Name: Seth M. Flam
                                            Title: President


                                       LEHMAN COMMERCIAL PAPER INC.,
                                         as Administrative Agent, as Arranger
                                         and as a Lender


                                       By:  ____________________________________
                                            Name:
                                            Title:   Authorized Signatory

                                                                         Annex I



                                  PRICING GRID


                                           Applicable                                   Applicable
                       Applicable          Margin-               Applicable             Margin-
                       Margin-Term         Revolving             Margin-Term            Revolving
Consolidated           Loan Facility       Credit Facility       Loan Facility          Credit Facility
Leverage               Eurodollar          Eurodollar            Base Rate              Base Rate             Commitment
Ratio                  Loans               Loans                 Loans                  Loans                 Fee Rate
------------           ------------        --------------        -------------          ---------------       ----------
4.00 to 1.00              1.75%                 1.75%                .75%                     .75%               .35%
3.50 to 1.00              1.75%                 1.50%                .75%                     .50%               .30%
3.00 to 1.00              1.50%                 1.25%                .50%                     .25%               .25%
3.00 to 1.00              1.50%                 1.00%                .50%                      --                 .25%

                                                                        Annex II



                         TERM LOAN AMORTIZATION SCHEDULE


                  Quarter                                       Principal Amount
                  -------                                       ----------------
                  September 30, 1997                                 $125,000
                  December 31, 1997                                  $125,000
                  March 31, 1998                                     $125,000
                  June 30, 1998                                      $125,000
                  September 30, 1998                                 $125,000
                  December 31, 1998                                  $125,000
                  March 31, 1999                                     $125,000
                  June 30, 1999                                      $125,000
                  September 30, 1999                                 $125,000
                  December 31, 1999                                  $125,000
                  March 31, 2000                                     $125,000
                  June 30, 2000                                      $125,000
                  September 30, 2000                               $5,000,000
                  December 31, 2000                                $5,000,000
                  March 31, 2001                                   $5,000,000
                  June 30, 2001                                    $5,000,000
                  September 30, 2001                              $78,500,000

                                                                      Schedule I



                   LENDERS, NOTICE INFORMATION AND COMMITMENTS

===================================================================================================================

                                                             REVOLVING CREDIT                   TERM LOAN
                 ADDRESS FOR NOTICES                            COMMITMENT                     COMMITMENT
===================================================================================================================

LEHMAN COMMERCIAL PAPER INC.                                   $225,000,000                    $50,000,000
3 World Financial Center
New York, New York 10285
Attention:  Michele Swanson
Telecopy:  (212) 528-0819
Telephone:  (212) 526-0330
-------------------------------------------------------------------------------------------------------------------

                        TOTAL                                  $225,000,000                    $50,000,000
===================================================================================================================